EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements on Form S-8 (File Nos. 33-81150, 333-04621, 333-02151, 333-60807, 33-32815, 333-44824, 333-68158, 333-96961, 333-100709, and 333-126787) of our reports dated February 26, 2007, with respect to the consolidated financial statements of Cognex Corporation and financial statement schedule of Cognex Corporation included in this Annual Report (Form 10-K) of Cognex Corporation for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Boston, Massachusetts
February 14, 2008